Cover letter dated September 26, 1995, effective October 1, 1995

Kelly, Anderson, Pethick & Associates, Inc.

                      AGREEMENT FOR SERVICES

This agreement is made by and between Kelly, Anderson, Pethick &
Associates, Inc. (Kelly, Anderson, Pethick), 1020 19th Street,
NW; Suite 800; Washington, DC 20036 and American Banknote
Corporation (Company), 51 West 52nd Street, New York, NY 10019.

Whereas the Company wishes to engage the services of the Kelly, Anderson, Pethick as specified herein, and Kelly, Anderson, Pethick is ready, willing and able to undertake the rendition of such services;

Now, therefore, the parties agree as follows:

1.   DESCRIPTION OF SERVICES

     As requested by the Company, Kelly, Anderson, Pethick shall furnish business development services, advice, consultation and related services pertaining to the Executive and Legislative branches of the U.S. Government - to include, but not limited to, the U.S. Department of State, Agriculture, Treasury, Defense, the U.S. Postal Service, U.S. Congress and the Government Printing Office.

2.   INDEPENDENT CONTRACTOR

     Kelly, Anderson, Pethick shall operate as, and have the status of, an independent contractor and shall not act as or be an agent or employee of the Company. As an independent contractor, Kelly, Anderson, Pethick will be solely responsible for determining the means and methods of performing the commensurate services with the standard of care, skill, and diligence normally provided by professional organizations performing services similar to those to be performed hereunder.

     Consultant shall not have authority to obligate the Company to any agreement or to exercise any supervision or direction over Company's employees.

3.   AUTHORITY OF COMPANY PERSONNEL

     Kelly, Anderson, Pethick's contacts within the Company shall be Morris Weissmsn, Robert Wilcox, Harvey Kesner, Joshua Cantor and Jay Furick, who shall be responsible for transmitting task orders, request for advice and consultation from the company, and for providing and coordinating provision of information to Kelly, Anderson, Pethick when necessary to enable Kelly, Anderson, Pethick to carry our responsibilities hereunder.

4.   COMPENSATION

     Company will retain the services of Kelly, Anderson, Pethick on a monthly service fee of $5,000. Calculation of hours expended per month will be based upon the rates provided below.

          TITLE                           RATE
          Principal                               $175.00
          Project Manager                         $150.00
          Senior Associate level 1                $150.00
          Senior Associate level 2                $125.00
          Associate                               $100.00
          Research/Administrative                 $ 75.00

     Services or tasks which require Kelly, Anderson, Pethick to expend more than the minimum monthly support during a calendar month, will be billed and become payable at the end of the month performed.

     Company will reimburse Kelly, Anderson, Pethick for its actual and reasonable out-of-pocket expenses incurred in carrying out this agreement. These will include but not be limited to such items as travel out of the Washington, DC area which has been requested and approved in advance by Company; local travel, long distance telephone calls; meeting expenses; photocopying and printing of documents; postage and messenger costs. Copy of receipt will be provided for any expenses in excess of $50.00.

5.   REPORTING AND INVOICING

     Kelly, Anderson, Pethick will provide Company with an invoice for the monthly or task services including: time spent, tasks accomplished and actual expenses incurred. Also, attached to the invoice, Kelly, Anderson, Pethick will account for time expended and activities performed on behalf of the Company. Payment of each invoice is due upon receipt. A 1.5% monthly service charge will be incurred for each invoice outstanding after thirty (30) days from invoice date. Service charge will be calculated monthly until payment is received.

6.   CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION

     Consultant agrees that it will not divulge to third parties, without the written consent of the Company any information obtained from or through the Company, or developed or obtained by consultant in connection with the performance of its services under this Agreement unless (i) the information is known to consultant prior to obtaining it from the Company, (ii) the information is at the time of disclosure by consultant, then in the public domain, or (iii) the information is obtained by consultant from third party who did not receive it directly or indirectly from the Company.

7.   CONFLICT OF INTEREST

     The parties understand and agree that the services of Kelly, Anderson, Pethick are provided on a non-exclusive basis, and that Kelly, Anderson, Pethick is retained by other Companies for which Kelly, Anderson, Pethick provides similar services. Kelly, Anderson, Pethick represents that there currently exists no conflict of interest, real or apparent, between work to be performed under this agreement and any other work performed by Kelly, Anderson, Pethick for any other government or private organization or Company. Kelly, Anderson, Pethick agrees that it is obligated to inform the Company in writing of any conflict of interest, real or apparent, which exists now or in the future so long as the terms of this agreement remain in effect.

8.   INDEMNIFICATION

     Kelly, Anderson, Pethick, its agents and employees, shall comply with all applicable laws, rules and regulations with respect to the representation of Company and shall perform its obligations hereunder in good faith, care, diligence and in a non-negligent manner. Company agrees to hold Kelly, Anderson, Pethick harmless from any and all claims other than those which may arise from a breach or default by Kelly, Anderson, Pethick of this Paragraph 8.

9.   MODIFICATION

     This Agreement constitutes the complete agreement between the parties, and all prior negotiations, both orally and written, are integrated into the Agreement. The Agreement shall only be changed, altered, modified, amended, supplemented, or novated in writing and signed by both parties. This Agreement supersedes any previous Agreements between Company and Kelly, Anderson, Pethick.

10.  GOVERNING LAW

     Kelly, Anderson, Pethick will comply with all applicable laws and regulations in the course of its activities on the Company's behalf and will file periodic reports of these activities including identification of all principals and subagents. This contract shall be construed under the governed by the laws of the District of Columbia.

11.  TERM

     This agreement shall commence on October 1, 1995. Either party may terminate this Agreement upon thirty (30) days' advance written notice to the other party. Upon receipt of notice or notice given of termination, Kelly, Anderson, Pethick shall cease all activities on Company's behalf, render a final report of activities, fees and expenses; the reasonable sum for which shall be paid within 30 days. This Agreement will be terminated without further liability or obligation on the part of the company should Kelly, Anderson, Pethick breach any of the covenants of this Agreement.

12.  CONFIRMATION

     a. Failure on the part of either party to insist on strict compliance by the other with any provisions of this Agreement shall not constitute a waiver of the other party's obligations in respect thereof, or of the first party's right hereunder to require strict compliance therewith in the future.

     b. This Agreement sets forth the entire understanding of the parties as to the matters included herein, and can be amended or extended only by written agreement signed by both parties.

12.  CONFIRMATION (cont'd.)

     c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but this provision shall not be construed as allowing Consultant to convey or assign its rights or obligations hereunder without the prior written consent of the Company.

     d. The obligations set forth in this Agreement are severable and divisible, and no clause or portion thereof which is not enforceable shall cause the remainder of such clause or other obligations contained herein to be unenforceable.

     IN WITNESS WHEREOF, this Agreement has been executed as of       the
day, month and year above written.

     For:                          For:

     Kelly, Anderson, Pethick      American Banknote Corporation
     & Associates, Inc.



     __________________________    ___________________________
     Signature                     Signature



     Bette B. Anderson             Morris Weissman
     President                     Chairman & Chief Executive         Officer













[Kelly]